UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 7, 2014

Intermolecular, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35348	20-1616267
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3011 N. First Street San Jose, California	95134
(Address of Principal Executive Offices)	(Zip Code)

(408) 582-5700
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a‑12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM  2.05.         COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

On May 7, 2014, Intermolecular instituted a reduction in force as part of an overall plan to reduce the company’s cost structure. The reduction in force will apply to approximately 10% of the company’s workforce. As a result of the reduction in force, Intermolecular expects to incur total expenses relating to termination benefits of approximately $0.4 million, which primarily represents cash expenditures the Company expects to pay out over the next three months. Intermolecular will record these charges in the second quarter ending June 30, 2014. In the aggregate, Intermolecular expects to realize annual cost savings of $2.5 million - $3.0 million.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERMOLECULAR, INC.

Date: May 8, 2014	By:	/s/ David E. Lazovsky
David E. Lazovsky
President and Chief Executive Officer